The Quantum Group, Inc. healthcare solutions for a new generation SM	Sm

3420 fairlane farms road, suite c   ♦   wellington, florida  33414   ♦   561.798.9800 (office)   ♦   561.296.3456 (fax)

FOR IMMEDIATE RELEASE 03/19/2007:

The Quantum Group, Inc. Announces the Closing of $3 Million
Convertible Debt Financing

WELLINGTON, Fla. (March 19, 2007) - The Quantum Group, Inc. (OTCBB: QTUM) (www.QTUM.com) announced today that it has closed on $3 million of convertible debt financing.  The terms of the financing will be disclosed in a Current Report on Form 8-K shortly to be filed with the Securities and Exchange Commission.

The offer and sale of the Company's securities was made pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended. All of the offers and sales of the Company's securities were made exclusively to accredited investors in offers and sales not involving a public offering insofar as the purchasers in the private placement were accredited investors purchasing the securities for their own account and not with a view towards or for resale in connection with their distribution. The private placement was conducted without general solicitation or advertising. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

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The Quantum Group, based in Wellington, Florida, is one of Florida’s largest community based healthcare provider systems. In conjunction with its subsidiary companies, Renaissance Health System of Florida, Inc. (RHS) (www.RHSFL.com) and QMed BILLING, Inc. (www.QMEDBILLING.com), Quantum provides administrative and support services to the Florida managed care industry as well as to the physicians of Florida. Through our growing number of nearly 1,300 contracted physicians and multiple managed care relationships in the state of Florida, we are strategically positioned to bring increased efficiencies to the over $1OO billion Florida healthcare industry.  According to an article published in the August 22, 2006 edition of the New York Times (By Gina Kolata), “By 2030, predicts Robert W. Fogel, a Nobel laureate at the University of Chicago Graduate School of Business, about 25 percent of the G.D.P.

will be spent on health care, making it “the driving force in the economy,” just as railroads drove the economy at the start of the 20th century.”

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective Company's Securities and Exchange Commission 10-KSB, 10-QSB, S-8 and 8-K filings, that may cause actual results to materially differ from projections. Although the company believes that its expectations are reasonable assumptions within the bounds of its knowledge of its businesses, expectations, representations and operations, there can be no assurance that actual results will not differ materially from their expectations. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the company's ability to execute properly its new business model, to raise substantial and immediate additional capital to implement its continuing business model, the ability to attract and retain personnel – including highly qualified executives, management and operational personnel, ability to negotiate favorable current debt and future capital raises, ability to manage the care of its patients with reasonable medical loss ration, ability to negotiate beneficial managed care agreements with a diversified and expanding provider base, continue to supply the services needed by the HMO clients as well as the growing list of physician clients and the inherent risk associated with a diversified business to achieve positive cash flow. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will, in fact, occur.

Media Contact :

Danielle Amodio

Vice President, Corporate Communications

The Quantum Group, Inc.

561.798.9800